Exhibit 10 (f)(4)

Schedule of Termination Benefit Agreements with Certain Executive Officers


The attached Termination Benefit Agreement is identical in all material respects to the executive Termination Benefit Agreements for those executive employees listed below and which have been omitted from this filing:

Name                                         Execution Date

A. Stephen Diamond                           February 7, 1996
Scott Gantwerker                             February 9, 1996
James E. LeGere                              January 31, 1996